EXHIBIT 99.1

         The Knot Reports First Quarter 2007 Financial Results

          Revenue Rises 43% and Pre-Tax Income Increases 55%

  Reminder: Conference Call Today at 4:30 ET Dial In (800) 638-7172,
                        Conference ID# 6138776

    NEW YORK--(BUSINESS WIRE)--May 9, 2007--The Knot, Inc. (NASDAQ:
KNOT, www.theknot.com), a leading lifestage media company targeting couples planning their weddings and future lives together, today reported financial results for its first quarter ended March 31, 2007.

    First Quarter 2007 Results

    For the first three months of 2007, net revenues rose 43% to $21.0 million from $14.8 million in the first quarter of 2006. Revenue from national and local online advertising programs increased by 38% over the prior year's first quarter. Merchandise revenue from the sale of wedding supplies grew 50% while publishing and other revenues recorded a small gain. Registry services revenue, which is derived substantially through the WeddingChannel business that was acquired in September 2006, amounted to $1.8 million in the recent quarter.

    Income before income taxes increased to $2.8 million in the first quarter of 2007 as compared to $1.8 million a year ago. The provision for income taxes was $1.1 million in the first quarter of 2007 and $103,000 in the corresponding period in 2006. The provision for income taxes for the first quarter 2006 was reduced by the utilization of net operating loss carryforwards. Net income for the first quarter of 2007 was $1.6 million or $0.05 per basic and diluted share as compared to $0.07 per basic and diluted share in the first quarter of 2006.

    Commenting on The Knot's results, Chief Executive Officer David Liu said, "We are very pleased with the strong growth in our local online advertising and merchandise businesses and the performance of the registry services operation acquired through WeddingChannel. We are working to resolve the performance issues affecting our national online advertising programs so we can begin to more effectively sell consolidated marketing packages across The Knot and WeddingChannel websites. Meanwhile we see great potential for growth in several recent initiatives including the launch of lilaguide.com, thenestbaby.com and The Knot's lifestyle gift registry powered by Macy's."

    First Quarter 2007 Financial Highlights

    -- National and local online revenues were $3.5 million and $7.3 million, respectively, for the three months ended March 31, 2007, as compared to $2.7 million and $5.1 million for the corresponding period in 2006.

    -- Gross profit margins for merchandise revenue were approximately 53% and 50% for the three months ended March 31, 2007 and 2006, respectively.

    -- Gross profit margins for publishing and other revenue were approximately 61% and 67% for the three months ended March 31, 2007 and 2006, respectively.

    -- Total operating expenses for the three months ended March 31, 2007 included approximately $1.0 million representing the amortization of acquired intangible assets recorded in connection with the acquisition of WeddingChannel.

    -- Stock-based compensation expense was $472,000 and $329,000 for the three months ended March 31, 2007 and 2006, respectively.

    -- Net cash provided by operating activities was $7.5 million in the first quarter of 2007 while capital expenditures amounted to $657,000.

    Recent Developments

    In February, the Company launched Lilaguide.com, the web's first hub for real parent reviews of local baby stores, gear, and services. Lilaguide.com has 32,000 listings and over 120,000 reviews from parents who want to share their advice on baby products, services and activities in 5,000 neighborhoods across the United States.

    In March, The Knot signed a two-year agreement with Macy's Wedding & Gift Registry making Macy's the exclusive retail partner providing products on TheKnot.com registry. The Lifestyle Registry, a registry tool located on TheKnot.com, is designed to help couples jump-start the overwhelming process of registering for gifts and customize their registry to fit their lifestyle needs. This innovative tool is an example of The Knot's commitment to making planning a wedding and its surrounding events easier for its users.

    Also, in March, The Knot Guide to Destination Weddings, The Knot's latest book, arrived on bookshelves in support of one of the biggest trends in weddings. Author Carley Roney debuted the book on NBC's TODAY Show as she talked ideas and fashion for far-flung nuptials.

    Conference Call and Webcast

    The Knot will host a conference call with investors at 4:30 p.m., ET on Wednesday, May 9, 2007, to discuss its first quarter financial results. Participants should dial-in (800) 638-7172, Conference ID# 6138776. Please dial-in 10 minutes before the call is scheduled to begin.

    Participants can also access the live broadcast over the Internet on the Investor Relations section of The Knot Web site, accessible at www.theknot.com/investor-relations. To access the Web cast, participants should visit The Knot web site at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

    A replay of the Web cast will also be archived on The Knot Web site approximately 2 hours after the conference call ends for a period of two weeks and will also be available at 800-642-1687 reference
#6138776.

    About The Knot, Inc.

    The Knot (NASDAQ: KNOT; www.theknot.com) is a leading lifestage media and services company. The Company's flagship brand, The Knot, is the nation's leading wedding resource that reaches over 1 million engaged couples each year through the web, newsstands, bookstores, national television and more. Its wedding websites, TheKnot.com and WeddingChannel.com are the most-trafficked online wedding destinations for information and registry gifts. The Company also offers a diverse collection of print publications including national and regional wedding magazines, seven books, a video on demand (VOD) service for Comcast Cable, and content distribution partnerships with MSN, Scripps Howard and The McClatchy Company. The Knot owns and operates several brands targeted before and beyond the wedding day, including newlywed resource The Nest (www.thenest.com), party-planning portal PartySpot.com, teen site PromSpot.com, online personals site GreatBoyfriends.com and a localized information resource for parents, "the lilaguide" (lilaguide.com). The Knot is based in New York and has several other offices across the country.

    This release may contain projections or other forward-looking statements regarding future events or the future financial performance of The Knot. These statements are only predictions and reflect the current beliefs and expectations of The Knot. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which The Knot bases its expectations may change prior to the end of the quarter. Although these expectations may change, The Knot will not necessarily inform you if they do. The Knot's policy is to provide its expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) The Knot's unproven business model and limited operating history, (ii) The Knot's history of losses, (iii) risks related to The Knot's recent acquisition of WeddingChannel, (iv) the significant fluctuation to which The Knot's quarterly revenues and operating results are subject, (v) the seasonality of the wedding industry and (vi) other factors detailed in documents The Knot files from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

                            The Knot Inc.
                     Consolidated Balance Sheets
                            (in thousands)

                                               March 31,  December 31,
                                                 2007        2006
                                              ----------- ------------
                                              (Unaudited)  (Audited)
 Assets
 Current assets:
   Cash and cash equivalents                     $48,733      $73,633
   Short-term investments                         39,375        7,000
   Accounts receivable, net                        9,969        9,743
   Inventories                                     1,653        1,345
   Deferred production and marketing costs           535          584
   Deferred tax assets, current portion            7,877        8,369
   Other current assets                            1,426        1,500
                                              ----------- ------------
 Total current assets                            109,568      102,174

 Property and equipment, net                       8,731        9,376

 Intangible assets, net                           33,774       34,015
 Goodwill                                         33,392       33,854
 Deferred tax assets                              23,617       24,490
 Other assets                                        320          342
                                              ----------- ------------
 Total assets                                   $209,402     $204,251
                                              =========== ============

 Liabilities and stockholders' equity
 Current liabilities:
   Accounts payable and accrued expenses          $6,680       $7,661
   Deferred revenue                               14,036       10,498
   Current portion of long-term debt                  51           51
                                              ----------- ------------
 Total current liabilities                        20,767       18,210

 Deferred tax liabilities                         15,004       15,014
 Long term debt                                       55           55
 Other liabilities                                   530          548
                                              ----------- ------------
 Total liabilities                                36,356       33,827

 Stockholders' equity:
   Common stock                                      313          311
   Additional paid-in-capital                    189,894      188,909
   Accumulated deficit                           (17,161)     (18,796)
                                              ----------- ------------
 Total stockholders' equity                      173,046      170,424
                                              ----------- ------------
 Total liabilities and stockholders' equity     $209,402     $204,251
                                              =========== ============

    Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.

                            The Knot Inc.
                Consolidated Statements of Operations
               (in thousands, except per share amounts)

                                                  Three months ended
                                                      March 31,
                                                ----------------------
                                                   2007       2006
                                                ----------------------
                                                (Unaudited)(Unaudited)
Net revenues:
Online sponsorship and advertising                 $10,776     $7,799
Registry Services                                    1,760         59
Merchandise                                          4,631      3,079
Publishing and other                                 3,861      3,814
                                                ----------------------
Total net revenues                                  21,029     14,751

Cost of revenues                                     4,016      3,129
                                                ----------------------

Gross profit                                        17,012     11,622

Operating expenses:
Product and content development                      3,144      1,786
Sales and marketing                                  5,890      4,714
General and administrative                           4,085      3,262
Depreciation and amortization                        2,108        372
                                                ----------------------
Total operating expenses                            15,227     10,134

Income from operations                               1,785      1,488

Interest and other income, net                         987        300
                                                ----------------------

Income before income taxes                          $2,772     $1,788
                                                ----------------------
Provision for income taxes                           1,138        103
                                                ----------------------

Net income                                          $1,634     $1,685
                                                ======================

Basic earnings per share                             $0.05      $0.07
                                                ======================
Diluted earnings per share                           $0.05      $0.07
                                                ======================
Weighted average number of common shares
 outstanding
  Basic                                         30,811,815 23,084,722
                                                ======================
  Diluted                                       32,832,516 25,578,559
                                                ======================

    Note: Certain prior year amounts have been reclassified to conform to the current year's presentation.


    CONTACT: VMW Corporate & Investor Relations
             Vicki Weiner/Sylvia Dresner, 212-616-6161 info@vmwcom.com